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                                 LEASE AND MANAGEMENT

STATE OF GEORGIA
COUNTY OF COFFEE

     THIS LEASE AND AGREEMENT made and entered into this 10th day of October, 1997, by and between THE STREAT CORP. and NORTHEASTERN PLASTICS, INC.

                               W I T N E S S E T H:

     In consideration of the representations and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

     "Lessor" means The Streat Corp., its representatives, successors and assigns.

     "Lessee" means Northeastern Plastics, Inc., its representatives, successors and assigns.

     "Premises" means 30,000 square feet in the southern section of a building owned by Lessor and more commonly referred to as "Streat Garments". Said building is located on real property owned by Lessor lying and being on Ga. Highway #32 West in Coffee County, Georgia Nicholls, Georgia. Said premises shall include one (1) front loading dock, one (1) 10' x 10' side door and Lessee shall have the right to use one (1) 12' x 12' unloading dock located in the northern end of the building. Also, said premises shall include an office area with a minimum of 1000 square feet which shall adequate heating and air conditioning shall include two (2) bathrooms. Said office area shall have finished walls and


LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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floors and shall include two windows, with one window at the south side of the building looking out toward Ga. Highway #32 and the other window shall give an unobstructed view of the interior of the warehouse area. Said area shall be completed, at Lessor's expense, prior to Lessee occupying said building. Lessor shall, at its sole expense, have a 8 foot high chain link fence erected so as to separate the areas of the building used by Lessor and the area used by Lessee.

                                ARTICLE II

     This Lease shall become effective on the 10th day of October, 1997 and the leasehold estate created in this Lease shall then begin and subject to the provisions of this Agreement, shall expire on the 9th day of October, 1999. Lessor agrees to deliver to Lessee sole and exclusive possession of the Premises above-described. Commencing on the effective date of this Lease and continuing on the 1st day of each month thereafter, Lessee shall pay to Lessor the sum of Two Thousand Eight Hundred Seventy Five Dollars ($2,875.00) per month during the initial term of this Lease for rental on the 30,000 sq. ft. building space ($1.15 x 30,000 sq. ft per year = $34,500.00 per year). Also, commencing on the effective date of this Lease and continuing on the 1st day of each month thereafter, Lessee shall pay to Lessor the sum of Four Hundred Dollars ($400.00) per month during the initial term of this Lease for rental on the 1,000 square foot office area ($4.80


LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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x 1,000 sq. ft. per year - $4800.00 per year).  Said 1,000 square foot office area will be built by Lessor for the benefit and use of Lessee during the initial term of this Lease and any renewal thereof. Said rental amount includes all water and sewerage charges incurred by Lessee on Premises during the term of this Lease.

                                  ARTICLE III

     The initial term of this Lease shall be for a period of two (2) years from the effective date and Lessee shall have the option to renew said Lease for an additional two (2) year period after the initial term with the monthly rental to be increased based on the CPI. Lessee shall notify Lessor at least sixty (60) days in advance, in writing, prior to the expiration of the initial term of the exercise of this option to renew.

                                  ARTICLE IV

     Lessor agrees that during the term of this Lease it will, at its own expense, keep the premises in as reasonably safe condition as is possible and to keep said premises in good repair, making from time to time all necessary repairs thereto.

     Lessee may, at its own expense, make from time to time any additions, modifications or improvements to the premises as it may deem desirable upon giving Lessor thirty (30) days written notice. Lessee shall not permit any mechanic's liens, materialman's liens, security interest or other encumbrance to remain against the


LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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premises for labor or materials furnished in connection with any additions, modifications, improvements, repairs or replacements so made by them.

                                  ARTICLE V

     Lessor shall be responsible for maintaining fire and casualty insurance on the Premises. It is further understood that all ad valorem (property) taxes assessed against the Premises shall be promptly paid by Lessor.
However, Lessee may, if it so desires, maintain insurance coverage on the contents of said building which are the sole and exclusive property of Lessee.

                                  ARTICLE VI

     If the premises are destroyed (in whole or in part) or is damaged by fire or other casualty, Lessor may, at Lessor's expense, promptly repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction. Lessor shall repair, rebuild or restore said property no later than forty five (45) days from the date of fire or other casualty.

     In the event any governmental agency initiates condemnation proceedings under the provisions of eminent domain, Lessor shall give Lessee at least six months' notice to vacate said premises and this Lease shall be null and void.

                                  ARTICLE VII

     This Lease may not be assigned in whole or in part, nor may


LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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the premises be subleased as a whole or in part, by the Lessee without the prior written consent of the Lessor.

                                 ARTICLE VIII

     The following shall be "events of default" under this Lease and the terms "event of default" or "default" shall mean, whenever they are used in this Lease, any one or more of the following events:

     (a)  Failure of the Lessor to pay the rents required to be paid under
Article II and continuance of such failure for a period of ten (10) days after written notice by the Lessor to the Lessee.

     (b) Failure by Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as required in subsection (a) of this section, for a period of ten (10) days after written notice, specifying such failure and requesting that it be remedied, given to Lessee by Lessor.

     (c) Lessee shall apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of the Lessee of all or substantial part of their property or commence a voluntary case under the Federal Bankruptcy Code.

                                 ARTICLE IX

     Whenever any event of default referred to in Article VIII above shall have happened or be subsisting, Lessor may take any one


LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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or more of the following remedial steps:

     (a) Lessor may re-enter and take possession of the premises and declare this agreement and any provisions thereof to be null and void.

     (b) Lessor may take whatever action at law or in equity may appear necessary or desirable to collect the rent and any other amounts payable by Lessee hereunder, then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of Lessee under this Agreement.

     In the event any agreement contained in this Lease shall be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                 ARTICLE X

     All notice, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, return receipt requested, postage pre-paid addressed as follows:

     To Lessor:  The Streat Corp.
                 Mr. Wilbur Streat
                 11600 Highway 32
                 Nicholls, GA 31554

     To Lessee:  Northeastern Plastics, Inc.
                 Mr. Marc Fields
                 420 Carroll Street
                 Brooklyn, N.Y. 11215



LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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                                 ARTICLE XI

     This Lease shall inure to the benefit of and shall be binding upon the Lessor, the Lessee and its respective successors and assigns. In the event any of the provisions of this Lease shall be held invalid or unenforceable by any Court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. It is understood and agreed that this Lease & Agreement shall be governed by the laws of the State of Georgia.

     TIME IS OF THE ESSENCE OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease and Agreement the day and year first above written.

                                       THE STREAT CORP., LESSOR

                                       By:  Wilbur Streat
                                          -----------------------------------
                                            Wilbur Streat, President


Signed, sealed and delivered
in the presence of:

Carla Porter
------------------------------
Witness

Diane Streat
------------------------------
Notary Public
               2-22-99


                                       NORTHEASTERN PLASTICS, INC., LESSEE


                                       By:  Marc E. Fields
                                          -----------------------------------
                                            Marc E. Fields, President


Signed, sealed and delivered
in the presence of:
                                                   MARISA C.  PALMA
(Illegible)                               Notary Public, State of New York
------------------------------                       No. 4879674
Witness                                     Qualified in Rockland County
                                        Commission Expires December 15, 1998
Marisa C. Palma
------------------------------
Notary Public




LEASE AND AGREEMENT BETWEEN THE
STREAT CORP. AND NORTHEASTERN
PLASTICS, INC.
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